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[Letterhead] USTrust
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September 28, 1995


Mr. Peter J. Sonnabend, Vice President
Sonesta International Hotels Corporation
John Hancock Tower
200 Clarendon Street
Boston, MA 02116

Dear Peter:

We are pleased to advise you that the USTrust has approved for your use a $2,000,000 unsecured line of credit at our Base Lending Rate. This line of credit will be guaranteed by the company's principal domestic subsidiaries (as described in Exhibit A). Unless renewed, it will expire on September 30, 1996.

Advances under the line would be made against a 12 month revolving note, with interest payable monthly in arrears. Advances will be made only if in the opinion of the Bank there have been no material changes in your company's financial condition. To monitor this performance we ask that you submit fiscal year end financial statements audited by a CPA firm satisfactory to the Bank within 90 days of each fiscal year end, and quarterly statements prepared by management within 45 days of each quarter end.

This commitment is subject to the following:

1. The Company shall maintain a minimum tangible net worth of at least $20,000,000 at all times.

2. The Company shall maintain minimum unrestricted cash of at least $2,000,000 for at least 270 consecutive days during each calendar year. The company may include any unused availability under its Hibernia Bank revolving line of credit agreement in order to satisfy this covenant.

3. The company shall have no other indebtedness nor guaranty any indebtedness other than the existing indebtedness described in Exhibit B, except that the company may be a co-guarantor of up to a $6,500,000 first mortgage on a Costa Rican hotel with terms and conditions satisfactory to the Bank, provided that this is a joint venture between Sonesta and a local investor and that there is a minimum of thirty five percent (35%) cash equity in this project contributed in advance.


USTrust
30 Court Street, Boston, Massachusetts 02108
(617) 726-7000  Telex 8617522 UST BSN

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                                    EXHIBIT A


                       Principal Domestic Subsidiaries of
                    Sonesta International Hotels Corporation



        Amsterdam Sonesta Corporation         Guaranty Unlimited
        Brewster Wholesale Corporation        Guaranty Unlimited
        Florida Sonesta Corporation           Guaranty Unlimited
        S.I.A. Advertising, Inc.              Guaranty Unlimited

        Royal Sonesta, Inc.                   Guaranty Limited to $1,000,000



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Sonesta International Hotel Corporation
September 28, 1995
Page 2

4.      Any other documentation deemed appropriate by the Bank or its counsel.

All expenses incurred in connection with this transaction, including but not limited to legal and appraisal fees, shall be the direct responsibility of the Borrower, whether or not this facility becomes active.

This commitment shall expire thirty days from the date of this letter, unless the enclosed copy has been signed and delivered on or before that date.

Again, we are delighted to make this accommodation available to you, and are pleased to have Sonesta as one of our customers. If you are in agreement with these terms and conditions, please indicate your acceptance by signing on the line designated below and returning an executed copy to my attention. Thank you.

Sincerely,



Charles J. Clark
Senior Vice President




ACCEPTED
Sonesta International Hotels Corporation



By:  /S/_________________________
        Peter J. Sonnabend
        Vice President


I hereby acknowledge and affirm guaranty of the above described credit facility, by the principal domestic subsidiaries of Sonesta International Hotels Corporation as described in Exhibit A, in my capacity as authorized signer for said subsidiaries.


By:  /S/_________________________
        Peter J. Sonnabend, as authorized signer for Sonesta subsidiaries.


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Sonesta International Hotel Corporation
September 28, 1995
Page 3


                                    EXHIBIT B


        Bank                                 Maximum Commitment
        ----                                 ------------------
        Citibank                                    $18.3 Million
        Hibernia National                           $ 5.0 Million
        Maduro & Curiels Bank                       $ 2.0 Million
        First National Bank                         $ 1.5 Million guarantee